UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2018 (August 3, 2018)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas  72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information required by Item 1.01 is included in Item 2.03 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On August 3, 2018, ArcBest Corporation (the “Company”) and its wholly-owned subsidiary ArcBest Funding LLC (the “Borrower”), amended the Borrower’s existing revolving accounts receivable securitization facility with PNC Bank, National Association (“PNC”) and Regions Bank (“Regions”) governed by the Second Amended and Restated Receivables Loan Agreement, dated as of March 20, 2017 (the “Receivables Loan Agreement”), by and among the Company, as servicer, the Borrower, as borrower, and Regions Bank and PNC, as lenders (the “Lenders”), and PNC, as letter of credit issuer (“LC Issuer”), and agent and administrator for the Lenders and their assigns and the LC Issuer and its assigns (“Agent”).

The Receivables Loan Agreement has been amended to, among other things (i) extend the facility termination date from April 1, 2020, to October 1, 2021, and (ii) ease certain performance triggers. Borrowings under the facility are secured primarily by a lien on and security interest in the Borrower’s related accounts receivable.  Borrowing advances have no scheduled maturity date, and are payable upon termination of the Receivables Loan Agreement. Advances bear interest based upon LIBOR, plus a margin.

The Receivables Loan Agreement contains representations and warranties, affirmative and negative covenants and events of default that are customary for financings of this type.  As of the date hereof, the Borrower has approximately $45.0 million of outstanding loans under the Receivables Loan Agreement.

The Receivables Loan Agreement includes a provision under which the Borrower may request, and the LC Issuer may issue, standby letters of credit, primarily in support of workers’ compensation and third-party casualty claims liabilities in various states in which certain subsidiaries of the Company are self-insured. Outstanding standby letters of credit reduce the availability of borrowings under the facility. As of the date hereof, approximately $17.7 million of standby letters of credit have been issued under the facility which, together with the outstanding loans under the Receivables Loan Agreement, have reduced the available borrowing capacity to approximately $62.3 million.

Affiliates of PNC and Regions Bank have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, and may continue to receive, customary fees and commissions.

The foregoing description of the transactions contemplated by the amendment to the Receivables Loan Agreement is qualified in its entirety by reference to such amendment, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K (the “Current Report”) and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1

Second Amendment to Second Amended and Restated Receivables Loan Agreement dated as of August 3, 2018, by and among ArcBest Funding LLC, as Borrower, ArcBest Corporation, as Servicer, PNC Bank, National Association and Regions Bank, as Lenders, and PNC Bank, National Association, as LC Issuer and Agent for the Lenders and their assigns and the LC Issuer and its assigns.

ARCBEST CORPORATION

	By:	/s/ Michael R. Johns
Michael R. Johns
Dated: August 6, 2018		Vice President — General Counsel and Corporate Secretary